EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors of
Defense Industries International, Inc. and Subsidiaries

We consent to the incorporation by reference in the foregoing Registration Statement on Form S-3 of our report dated March 25, 2005, relating to the consolidated financial statements of Defense Industries International, Inc. and Subsidiaries as of and for the years ended December 31, 2004 and 2003, which appears in the Defense Industries International, Inc. Annual Report on Form 10-KSB, for the years ended December 31, 2004 and 2003, filed with the Securities and Exchange Commission on April 15, 2005. We also consent to the reference to our firm under the caption "Experts".



                                                    /S/ WEINBERG & COMPANY, P.A.

                                                    WEINBERG & COMPANY, P.A.
                                                    Certified Public Accountants


Boca Raton, Florida
August 10, 2005